Exhibit 4.9

INCORPORATED UNDER THE LAWS OF THE

STATE OF DELAWARE

- Specimen -	- Specimen -

WELLS FARGO & COMPANY

Non-Cumulative Perpetual Preferred Stock, Series B

This Certifies that                                      Specimen                                      is the owner and

registered holder of                                      Specimen                                      Shares of

fully paid and non-assessable Non-Cumulative Perpetual Preferred Stock, Series B of

Wells Fargo & Company, no par value

transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed by its duly authorized officers and to be sealed with the seal of the corporation this day of , .

Secretary	Senior Vice President

THE COMPANY WILL FURNISH TO ANY STOCKHOLDER UPON REQUEST AND AT NO CHARGE A FULL STATEMENT OF THE DESIGNATION, PREFERENCE, LIMITATIONS AND RELATIVE RIGHTS OF EACH CLASS OR SERIES OF SHARES AUTHORIZED TO BE ISSUED, SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES.

For Value Received, the undersigned hereby does sell, assign and transfer unto                                                           Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint                                  Attorney to transfer the said shares on the Books of the within named Corporation with full power of substitution in the premises.

Dated      ,

IN PRESENCE OF